Exhibit 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Oruka Therapeutics, Inc.

Opinion on the Financial Statement — Balance Sheet

We have audited the accompanying balance sheet of Oruka Therapeutics, Inc. (the “Company”) as of February 6, 2024, including the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Company as of February 6, 2024 in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statement has been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statement, the Company has not generated any revenue from product sales or other sources and has incurred significant operating losses and negative cash flows from operations since inception, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

The financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit of this financial statement in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statement that were communicated or required to be communicated to the audit committee and that (i) relate to accounts or disclosures that are material to the financial statement and (ii) involved our especially challenging, subjective, or complex judgments. We determined there are no critical audit matters.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

May 13, 2024, except for the effects of the reverse stock split discussed in Note 1 to the financial statement, as to which the date is September 5, 2024

We have served as the Company’s auditor since 2024.

ORUKA THERAPEUTICS, INC.
BALANCE SHEET
(In thousands, except share amounts)

February 6, 2024
ASSETS
Current Assets
Subscription receivable	$1
Total assets	$1

Commitments and contingencies (Note 5)

STOCKHOLDERS’ EQUITY
Series A convertible preferred stock, $0.0001 par value, 20,000,000 shares authorized, no shares issued and outstanding as of February 6, 2024	$—
Common stock, $0.0001 par value, 65,000,000 shares authorized, 466,387 issued and outstanding as of February 6, 2024	—
Additional paid-in capital	1
Total stockholders’ equity	$1

The accompanying notes are an integral part of this financial statement.

ORUKA THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENT

1. Nature of the Business and Basis of Presentation

Background and Basis of Presentation

Oruka Therapeutics, Inc. (“Oruka” or the “Company”) was established and incorporated under the laws of the state of Delaware on February 6, 2024. Oruka was founded by Paragon Therapeutics, Inc. (“Paragon”). The Company currently operates as a virtual company, and thus, does not maintain a corporate headquarters or other significant facilities. Oruka was formed to develop biologics to optimize the treatment of inflammatory skin diseases.

The Company is subject to risks and uncertainties common to early-stage companies in the biopharmaceutical industry, including, but not limited to, completing preclinical and clinical trials, obtaining regulatory approval for product candidates, development by competitors of new technological innovations, dependence on key personnel, the ability to attract and retain qualified employees, reliance on third-party organizations, protection of proprietary technology, compliance with government regulations, product liability, uncertainty of market acceptance of products and the ability to raise additional capital to fund operations.

The Company’s potential products will require approval from the U.S. Food and Drug Administration or comparable foreign authorities prior to the commencement of commercial sales. There can be no assurance that the Company’s potential products will receive all the required approvals. In addition, there can be no assurance that the Company’s potential products, if approved, will be accepted in the marketplace, nor can there be any assurance that any future products can be developed or manufactured at an acceptable cost and with appropriate performance characteristics, or that such products will be successfully marketed, if at all.

The financial statement and accompanying notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Liquidity

The accompanying financial statement has been prepared on the basis that the Company is a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As of February 6, 2024, the Company had no cash.

The Company will devote substantially all of its resources to advancing the development of its portfolio of programs, organizing and staffing the Company, business planning, raising capital, and providing general and administrative support for these operations. Current and future programs will require significant research and development efforts, including preclinical and clinical trials and regulatory approvals to commercialization. These efforts require significant amounts of additional capital, adequate personnel, and infrastructure. Even if the Company’s development efforts are successful, it is uncertain when, if ever, the Company will realize significant revenue from product sales. If the Company obtains regulatory approval for any of its product candidates and starts to generate revenue, it expects to incur significant expenses related to developing its internal commercialization capability to support product sales, marketing, and distribution.

As a result, the Company will need substantial additional funding to support its operating activities as it advances its potential product candidates through development, seeks regulatory approval and prepares for and, if any of its product candidates are approved, proceeds to commercialization. Until such time as the Company can generate significant revenue from product sales, if ever, the Company expects to finance its operating activities through a combination of equity offerings and debt financings. Adequate funding may not be available to the Company on acceptable terms, or at all.

If the Company is unable to obtain additional funding, the Company will assess its capital resources and may be required to delay, reduce the scope of or eliminate some or all of its planned operations, which may have a material adverse effect on the Company’s business, financial condition, results of operations and ability to operate as a going concern. The financial statement does not include any adjustments that may result if the Company is not able to continue as a going concern.

The Company has not generated any revenue from product sales or other sources and has incurred significant operating losses and negative cash flows from operations since inception.

ORUKA THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENT

In March 2024, the Company received $3.0 million in proceeds from the sale of Series A convertible preferred stock and $25.0 million in proceeds from the sale of an unsecured convertible promissory note, both of which were related party transactions (see Note 7 Subsequent Events).

ARCA biopharma, Inc., a Delaware corporation (“ARCA”), and the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) on April 3, 2024, pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Atlas Merger Sub Corp, a Delaware corporation (“First Merger Sub”), will merge with and into Oruka, with Oruka continuing as a wholly owned subsidiary of ARCA and the surviving corporation of the merger (the “First Merger”), and Oruka will merge with and into Atlas Merger Sub II, LLC, a Delaware limited liability company (“Second Merger Sub” and together with First Merger Sub, “Merger Subs”), with Second Merger Sub being the surviving entity of the merger (the “Second Merger” and, together with the First Merger, the “Merger”). In connection with the Merger, Second Merger Sub will change its corporate name to “Oruka Therapeutics Operating Company, LLC” and ARCA will change its name to “Oruka Therapeutics, Inc.” ARCA following the Merger is referred to herein as the “combined company.” The combined company will be led by Oruka’s management team and will remain focused on developing biologics to optimize the treatment of inflammatory skin diseases.

Concurrent with the execution of the Merger Agreement, the Company entered into a subscription agreement with certain investors to which the Company agreed to issue and sell to investors in a private placement financing (the “Private Placement”) shares and pre-funded warrants of the Company’s common stock at an estimated purchase price of $62.62 ($5.55 prior to impact of reverse stock split) per share of common stock and estimated purchase price (prior to the impact of the reverse stock split) of $62.61 ($5.54 prior to the impact of the reverse stock split) per warrant for gross proceeds of approximately $275.0 million, which will precede the closing of the Merger Agreement. Shares of the Company’s common stock and pre-funded warrants to purchase shares of the Company’s common stock issued pursuant to the Private Placement will be converted into the right to receive shares of ARCA common stock and pre-funded warrants to purchase ARCA common stock, respectively, in accordance with the exchange ratio at the effective time of the close of the transaction. The proceeds from the Private Placement are expected to advance the Company’s pipeline, business development activities, working capital, and other general corporate purposes.

However, the agreements are subject to the satisfaction of customary closing conditions, and there are no assurances that such conditions will be achieved nor that such financing or other strategic transactions will be available on acceptable terms, or at all. If the Merger Agreement is terminated under certain circumstances, ARCA could be required to pay Oruka a termination fee of $0.4 million or Oruka could be required to pay ARCA a termination fee of $0.4 million. Based on its expectation of continuing operating losses for the foreseeable future, as of May 13, 2024, the date the Company’s financial statement is available to be issued, the Company has concluded there is substantial doubt about its ability to continue as a going concern for at least twelve months from the date the financial statement is available to be issued.

In connection with the Merger Agreement discussed above, the Company effected a one-for-twelve reverse stock split of the Company’s issued and outstanding shares of common stock on September 3, 2024 without any change in the par value per share. Unless otherwise stated, all information related to the Company’s common stock, common stock warrants, restricted stock awards, and stock options, as well as the per share amounts, have been retroactively adjusted to give effect for the one-for-twelve reverse stock split for all periods presented.

2. Summary of Significant Accounting Policies

Subscription receivable

The Company accounts for any notes received in exchange for common stock as a subscription receivable, provided the note underlying the receivable is paid prior to the date the financial statement is available to be issued.

3. Common Stock

As of February 6, 2024, the Company has the authority to issue a total of 65,000,000 shares of common stock at a par value of $0.0001. As of February 6, 2024, 466,387 shares of common stock were issued and outstanding for a nominal consideration, which was received in March 2024, prior to the date the financial statement is available to be issued. Each share of common stock entitles the holder to one vote for each share of common stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The holders of common stock are entitled to receive dividends, if any, as declared by the Company’s Board of Directors. Upon dissolution, liquidation or winding up of the Company, the holders of shares of common stock, subject to the rights of the holders of any outstanding series of preferred stock, shall be entitled to receive the assets of the Company available for distribution to its stockholders ratably in proportion to the number of shares held.

ORUKA THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENT

4. Related Party Transactions

The Company issued 466,387 shares of common stock, through a series of contribution agreements, to Paragon, Paruka Holding, LLC (“Paruka”), an entity formed by Paragon as a vehicle to hold equity in the Company, and Oruka Advisors LLC (“Oruka Advisors”), an entity formed by Paragon as a vehicle to hold equity in the Company, as part of its common stock subscription agreement with such entities. As of February 6, 2024, Paragon, Paruka and Oruka Advisors each beneficially own approximately 44.7%, 44.7% and 10.6%, respectively, of the Company through their common stock holdings.

5. Commitments and Contingencies

The Company may be subject to legal proceedings that arise in the ordinary course of business. As of February 6, 2024, there were no material proceedings to which the Company was a party, nor did the Company have knowledge of any proceedings threatened against it.

6. Stock-Based Compensation

On February 6, 2024, the Company’s Board of Directors approved the 2024 Equity Incentive Plan (the “2024 Plan”), under which the Company may grant stock options, restricted stock awards, restricted stock units, or other stock-based awards to its employees, officers, directors, consultants, and advisors. The Company reserved 31,076 shares of its common stock for issuance under the 2024 Plan. As of February 6, 2024, no awards had been issued under the plan.

7. Subsequent Events

The Company evaluated all events subsequent to February 6, 2024, through May 13, 2024, the date on which the financial statement was available to be issued.

Stock-Based Compensation

In February 2024, the Company’s Board of Directors authorized and granted 172,780 restricted stock awards at a price of $0.0001 per share to employees of the Company.

In March 2024, the Company’s Board of Directors authorized and granted 149,163 restricted stock awards at a price of $0.0001 per share to consultants and a director of the Company.

On March 5, 2024, the Company’s Board of Directors approved an amendment to the 2024 Plan to increase the number of shares of common stock available for issuance under the 2024 Plan from 31,076 to 72,742.

On March 22, 2024, the Company granted options for the purchase of an aggregate 58,221 shares of common stock, at an exercise price of $34.80 per share.

On May 7, 2024, the Company’s Board of Directors approved an amendment to the 2024 Plan to increase the number of shares of common stock available for issuance under the 2024 Plan from 72,742 to 171,969.

On May 7, 2024, the Company granted options for the purchase of an aggregate 113,748 shares of common stock, at an exercise price of $46.68 per share.

Antibody Discovery and Option Agreements

On March 6, 2024, the Company entered into an Antibody Discovery and Option Agreement with Paragon and Paruka, which was subsequently amended and restated on March 28, 2024, whereby the Company was granted an exclusive, worldwide option, on a research program-by-research program basis, to all of Paragon’s right, title and interest in and to the intellectual property (“ORKA-001”) resulting from the applicable research program to develop, manufacture and commercialize products directed at the selected target (“IL-23”), with the exception of pursuing ORKA-001 for the treatment of inflammatory bowel disease. Upon signing of the Antibody Discovery and Option Agreement for ORKA-001, a one-time, non-refundable research initiation fee of $0.8 million was due to Paragon. This amount was recognized as a research and development expense during the period ended March 31, 2024, and paid to Paragon in April 2024. The Company is also responsible for 50% of the development costs incurred prior to March 31, 2024, provided that the Company receives rights to at least one selected IL-23 antibody. As of the date this financial statement is available to be issued, the Company has not received rights to a selected IL-23 antibody and has not paid or accrued the $5.9 million of development costs incurred prior to March 31, 2024. The Company will be responsible for 50% of the ORKA-001 development costs incurred from and after March 31, 2024, through the completion of the IL-23 selection process.

ORUKA THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENT

On March 6, 2024, the Company also entered into an Antibody Discovery and Option Agreement with Paragon and Paruka, which was subsequently amended and restated on March 28, 2024, whereby the Company was granted an exclusive, worldwide option, on a research program-by-research program basis, to all of Paragon’s right, title and interest in and to the intellectual property (“ORKA-002”) resulting from the applicable research program to develop, manufacture and commercialize products directed at the selected target (“IL-17”). The Company was also required to reimburse Paragon $3.3 million for development costs related to ORKA-002 incurred by Paragon through December 31, 2023 and certain other development costs related to ORKA-002 incurred by Paragon between January 1, 2024 and March 6, 2024. This amount was recognized as a research and development expenses during the period from February 6 (inception) to March 31, 2024 and accounts payable as of March 31, 2024. The Company paid $3.3 million to Paragon in April 2024. The Company is also responsible for the development costs incurred by Paragon from January 1, 2024 to March 31, 2024 of $0.9 million, which was recognized as a research and development expense in the period from February 6 (inception) to March 31, 2024. The Company will be required to pay Paragon $0.8 million for the research initiation fee related to ORKA-002 within 30 days following finalization of the ORKA-002 research plan as well as for subsequent development costs related to ORKA-002.

As of the date of issuance of the Company’s financial statement, the Company has not exercised its options with respect to ORKA-001 or ORKA-002. For each of these agreements, if the Company exercises its options, it will be required to make non-refundable milestone payments to Paragon of up to $12.0 million upon the achievement of certain clinical development milestones, up to $10.0 million upon the achievement of certain regulatory milestones, as well as tiered royalty payments in the low-to-mid single-digits beginning on the first commercial sale.

Additionally, as part of the Antibody Discovery and Option Agreements, on each of December 31, 2024 and December 31, 2025, the Company will grant Paruka warrants to purchase a number of shares equal to 1.00% of the then outstanding shares of the Company’s common stock as of the date of the grant on a fully-diluted basis, with an exercise price equal to the fair market value of the underlying shares on the grant date.

Series A Preferred Stock

On March 6, 2024, the Company issued 20,000,000 shares of Series A convertible preferred stock to Fairmount Healthcare Fund II, L.P. (“Fairmount”), a related party of the Company, at a purchase price of $0.15 per share for gross proceeds of $3.0 million. The Company incurred less than $0.1 million of issuance costs in connection with this transaction.

The holders of Series A convertible preferred stock are entitled to vote, together with the holders of common stock, on all matters submitted to stockholders for a vote. Each holder of outstanding shares of Series A convertible preferred stock is entitled to the number of votes equal to the number of shares of common stock into which the shares of preferred stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.

Each share of Series A convertible preferred stock is convertible at the option of the holder, at any time, and without the payment of additional consideration by the holder. In addition, each share of Series A convertible preferred stock will be automatically converted into shares of common stock at the applicable conversion ratio then in effect upon either (i) the closing of a firm-commitment underwritten public offering of the Company’s common stock at a price of at least $12.00 per share resulting in at least $50.0 million of gross proceeds to the Company, or (ii) the vote or written consent of the holders of a majority of the Preferred Stock, voting as a single class.

ORUKA THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENT

The conversion ratio of Series A convertible preferred stock is determined by dividing the Original Issue Price by the Conversion Price in effect at the time of conversion. The Original Issue Price is $0.15 per share for Series A convertible preferred stock (in each case subject to appropriate adjustment in the event of any stock split, stock dividend, combination or other similar recapitalization and other adjustments as set forth in the Company’s certificate of incorporation, as amended and restated). The Conversion Price is $1.80 per share for Series A convertible preferred stock and each outstanding share of Series A Preferred Stock was convertible into common stock at a 0.0833 conversion ratio.

The Company may not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Company (other than dividends on shares of common stock) unless the holders of the Series A convertible preferred stock then outstanding first receive, or simultaneously receive, a dividend on each outstanding share of Series A convertible preferred stock in an amount at least equal to (i) in the case of a dividend being distributed to common stock or any class or series that is convertible into common stock, the equivalent dividend on an as-converted basis or (ii) in the case of a dividend on any class or series that is not convertible into common stock, a dividend equal to a dividend rate on Series A convertible preferred stock calculated based on the respective Original Issue Price of Series A convertible preferred stock.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, or upon the occurrence of a Deemed Liquidation Event (as defined below), the holders of shares of Series A convertible preferred stock then outstanding are entitled to be paid out of the assets or funds of the Company available for distribution to stockholders before any payment is made to the holders of common stock. The holders of Series A convertible preferred stock are entitled to an amount equal to the greater of (i) the applicable Original Issue Price per share of Series A convertible preferred stock, plus any declared but unpaid dividends thereon, or (ii) the amount per share that would have been payable had all shares of Series A convertible preferred stock been converted into common stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event. If upon any such liquidation event, the assets or funds of the Company available for distribution to stockholders are insufficient to pay the full amount to which they are entitled, then the holders of shares of Series A convertible preferred stock will share ratably in any distribution of the assets or funds available for distribution in proportion to the respective amounts which would otherwise be payable if it were paid in full.

Unless the holders of a majority in voting power of the then outstanding shares of Series A convertible preferred stock elect otherwise, a Deemed Liquidation Event shall include a merger or consolidation (other than one in which stockholders of the Company own a majority by voting power of the outstanding shares of the surviving or acquiring corporation) or sale, lease, transfer, exclusive license or other disposition of all or substantially all of the Company’s assets.

Series A convertible preferred stock does not have redemption rights, except for the contingent redemption upon the occurrence of a Deemed Liquidation Event.

Convertible Notes

On March 6, 2024, the Company entered into a Series A Preferred Stock and Convertible Note Purchase Agreement (the “Purchase Agreement”) with Fairmount, whereby the Company issued a convertible note (the “Convertible Note”), with an initial principal amount of $25.0 million, that can be converted into Series A preferred stock (or a Series of preferred shares that is identical in respect to the shares of preferred shares issued in its next equity financing) or shares of the Company’s common stock in exchange for proceeds of $25.0 million. The Convertible Note will automatically convert into shares of the Company’s common stock upon the closing of a corporate transaction, including the reverse recapitalization transaction, and is otherwise due and payable at the request of the holder at any time. The Convertible Note accrues interest at a rate of 12.0% per annum. All unpaid interest and principal are scheduled to mature on December 31, 2025. Prepayment is not permitted without prior written consent of Fairmount. Pursuant to the Purchase Agreement, the Company has the right to sell and issue additional convertible notes up to an aggregate principal amount equal to $30.0 million, in addition to the $25.0 million of initial principal amount of the Convertible Note.

Oak Grove Lease

On April 12, 2024, the Company entered into a lease agreement with Oak Grove LP (“Oak Grove Lease”) for office space located in Menlo Park, California. The lease commencement date is June 15, 2024 with an initial term of 39.5 months. The total lease payment is expected to be $1.4 million over the initial lease term.

8. Events subsequent to the reissuance of the financial statement (unaudited)

In connection with the reissuance of the financial statement, the Company has evaluated subsequent events through September 5, 2024, the date the financial statement was available to be reissued.